As filed with the Securities and Exchange Commission on December 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADURO CLEAN TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English (if applicable)

British Columbia	2800	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

542 Newbold Street
London, Ontario N6E 2S5, Canada
Telephone (604) 362-7011

(Address and telephone number of Registrant's principal executive offices)

Cogency Global Inc.
112 East 42nd Street, 18th Floor
New York, New York 10168
Telephone (800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy of Communications To:

Andrew Stewart
Jun Ho Song.
Cozen O'Connor LLP
Bentall 5, 550 Burrard Street, Suite 2501
Vancouver, British Columbia V6C 2B5, Canada
Tel.: 236-317-5567

Fax: 778-357-3372

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement

Province of Ontario

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B ☒ at some future date (check appropriate box below)

 1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

 2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

 3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

 4. ☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in the Canadian provinces of Ontario and British Columbia but has not yet become final for the purposes of the sale of the securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in the Canadian provinces of Ontario and British Columbia that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. Unless an exemption from the prospectus delivery requirement has been granted, or is otherwise available, the legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary short form base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Aduro Clean Technologies Inc. at 542 Newbold St. London, Ontario N6E 2S5, Canada, telephone: (604)362-7011, and are also available electronically at www.sedarplus.ca.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	December 8, 2025

ADURO CLEAN TECHNOLOGIES INC.

US$60,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Share Purchase Contracts

Subscription Receipts

Units

Aduro Clean Technologies Inc. (the "Company", "Aduro", "us" or "we") may offer and issue from time to time common shares ("Common Shares"), preferred shares ("Preferred Shares" and together with the Common Shares, "Equity Securities" or "Shares"), debt securities ("Debt Securities"), warrants ("Warrants") to acquire any of the other securities that are described in this short form base shelf prospectus (the "Prospectus"), Share Purchase Contracts (as defined under "Description of Share Purchase Contracts" herein), subscription receipts ("Subscription Receipts"), units ("Units") comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the "Securities" and individually, a "Security"), for up to an aggregate offering price of US$60,000,000 (or its equivalent in Canadian dollars or any other currencies), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

(continued on next page)

We will provide the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a "Prospectus Supplement") to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See "The Selling Securityholders".

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities issued pursuant to this Prospectus.

The Securities may be sold pursuant to this Prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. This Prospectus may qualify an "at-the-market distribution" (as such term is defined in National Instrument 44-102 - Shelf Distributions). The Company does not currently anticipate conducting an at-the-market offering in any jurisdiction of Canada. If the Company decides to proceed with an at-the-market offering in Canada by filing a prospectus supplement pursuant to the Prospectus at a future point in time, it will first amend the Prospectus to file the Prospectus under legislation in all jurisdictions of Canada. In connection with any underwritten offering of Securities, other than an at-the-market offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution". A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold and the compensation of such underwriters, dealers or agents.

Aduro will file an undertaking with applicable securities regulatory authorities that we will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.

The Common Shares are listed on the Nasdaq Capital Market (the "Nasdaq") under the symbol "ADUR", on the Canadian Securities Exchange (the "CSE") under the symbol "ACT", and on the Frankfurt Exchange in Germany under the symbol "9D50". On December 8, 2025, the closing prices of the Common Shares on the Nasdaq and the CSE were 13.13 and C$18.17, respectively. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the applicable Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See the "Risk Factors" section of the applicable Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Aduro is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Aduro prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), which differ from accounting principles generally accepted in the United States of America.

Prospective investors should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. This Prospectus does not discuss U.S. or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in this Prospectus or any applicable Prospectus Supplement may be residents of Canada and that all or a substantial portion of the assets of the Company and said persons are located outside of the United States. See "Enforceability of Civil Liabilities".

The Company's common shares have experienced, and may continue to experience, significant price volatility. Factors unrelated to the Company's operating performance, such as investor sentiment, market conditions, and activities of investor relations (IR) or stock promotion providers, may also contribute to rapid and substantial increases or decreases in the stock price. Engagements with IR or stock promotion providers, even for limited or relationship-testing purposes, may increase visibility and trading activity, which could result in higher volatility. There is a risk that promotional activities, if not properly disclosed or managed, could lead to increased volatility or regulatory scrutiny. Investors should be aware that the Company's stock price may fluctuate for reasons unrelated to its financial condition or results of operations.

The specific terms of the securities with respect to a particular offering will be set out in one or more prospectus supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Preferred Shares, the designation of the particular series, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for the Debt Securities being offered, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the Debt Securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the Debt Securities being offered; (iv) in the case of Warrants, the offering price, the designation, number and terms of the Common Shares, Preferred Shares or Debt Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms; (v) in the case of Share Purchase Contracts, whether the Share Purchase Contracts obligate the holder to purchase or sell or both purchase and sell Common Shares, whether the Share Purchase Contracts are to be prepaid or not or paid in instalments, any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied, whether the Share Purchase Contracts are to be settled by delivery, any provisions relating to the settlement of the Share Purchase Contracts, the date or dates on which the sale or purchase must be made, whether the Share Purchase Contracts will be issued in fully registered or global form and the material income tax consequences of owning, holding and disposing of the Share Purchase Contracts; (vi) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for Common Shares, Preferred Shares, Debt Securities or Warrants, as the case may be, and any other specific terms; and (vii) in the case of Units, the designation, number and terms of the Common Shares, Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts or Subscription Receipts comprising the Units; and. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

Certain of the Company's directors, namely W. Marcus Trygstad, James E. Scott, and Marie Grönborg reside outside of Canada. Directors of the Company residing outside of Canada have appointed Aduro Clean Technologies Inc., 542 Newbold St., London, Ontario N6E 2S5, Canada as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See "Risk Factors".

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Our head office is located at 542 Newbold St., London, Ontario N6E 2S5, Canada, and our registered and records office is located at Suite 2501, Bentall 5, 550 Burrard Street, Vancouver, British Columbia V6C 2B5, Canada.

ABOUT THIS SHORT FORM BASE SHELF PROSPECTUS

We have not authorized anyone to provide readers with information different from that contained in this Prospectus (or incorporated by reference herein). We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give readers of this Prospectus. We are not making an offer of Securities in any jurisdiction where the offer is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law.  It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

The Company currently has an effective base shelf prospectus dated May 28, 2025 (the "Original Base Prospectus"). The Company does not currently have any plans to initiate additional drawdowns under the Original Base Prospectus and is withdrawing the Original Base Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at the address set forth on the cover page of this Prospectus, and are also available electronically at www.sedarplus.ca ("SEDAR+") and www.sec.gov ("EDGAR").

The following documents, filed by the Company with securities commissions or similar regulatory authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a) the annual information form dated August 27, 2025 for the fiscal year ended May 31, 2025 (the "AIF").

(b) the audited annual consolidated financial statements for the years ended May 31, 2025 and 2024, together with the auditor's report thereon and the notes thereto;

(c) the management discussion and analysis for the year ended May 31, 2025;

(d) the material change report dated June 11, 2025;

(e) the material change report dated June 11, 2025;

(f) the material change report dated June 20, 2025;

(g) the material change report dated July 3, 2025;

(h) the material change report dated August 29, 2025;

(i) the material change report dated September 4, 2025;

(j) the material change report dated November 7, 2025;

(k) the interim condensed consolidated financial statements for the three months ended August 31, 2025, and the notes thereto;

(l) the management discussion and analysis for the three months ended August 31, 2025; and

(m) the notice of annual general meeting of shareholders and information circular dated September 17, 2025.

Any statement contained in this Prospectus or in any document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Any document of the type required by National Instrument 44-101 - Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including exhibits containing updated earnings coverage information) and the report of independent registered public accounting firm thereon, management's discussion and analysis and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus. In addition, all documents filed on Form 6-K, Form 40-F or Form 20-F by the Company with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the "Registration Statement") of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

Upon the filing of a new annual information form and new annual consolidated financial statements by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management's discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

Any "template version" of "marketing materials"  (as those terms are defined in National Instrument 41-101 - General Prospectus Requirements) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain forward-looking statements and forward-looking information within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements and information may relate to anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, budgets, operations, financial results, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. In some cases, forward-looking statements and information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "budget", "scheduled", "estimates", "outlook", "forecasts", "projection", "prospects", "strategy", "intends", "anticipates", "does not anticipate", "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might", "will", "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Forward-looking statements and information are neither historical facts nor assurances of future performance but instead represent management's expectations, estimates and projections regarding future events or circumstances.

Specifically, without limiting the generality of the foregoing, all statements and information included in this Prospectus, including the documents incorporated by reference herein, that address activities, events or developments that Aduro expects or anticipates will or may occur in the future, and other statements that are not historical facts, are forward-looking statements and information. These statements and information are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking statements and information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Certain assumptions in respect of our ability to build our market share; our ability to retain key personnel; our ability to maintain and expand geographic scope; our ability to generate our revenue ; our ability to maintain good relationships with our suppliers and customers; our ability to execute on our expansion plans; our ability to execute on additional acquisition opportunities and successfully integrate acquired businesses; our ability to continue investing in infrastructure to support our growth; our ability to obtain and maintain existing financing on acceptable terms; currency exchange and interest rates; the impact of competition; our potential liability, if any, in connection with environmental matters; the changes and trends in our industry or the global economy; and the changes in laws, rules, regulations, and global standards are material factors made in preparing forward-looking information and management's expectations.

Forward-looking statements and information are necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements and information are made or provided, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements and information, including but not limited to the risks described in detail in the section entitled "Risk Factors" and elsewhere in documents incorporated by reference herein. If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking statements and information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking statements and information. Accordingly, prospective purchasers should not place undue reliance on the forward-looking statements and information contained in this Prospectus or in the documents incorporated by reference herein.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking statements and information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking statements and information. There can be no assurance that such statements and information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements and information. Accordingly, readers should not place undue reliance on forward-looking statements and information, which speak only as of the date made or provided. The forward-looking statements and information contained in this Prospectus represent our expectations as of the date of this Prospectus and forward-looking statements and information contained in documents incorporated herein by reference represent our expectations as of the date of such documents (or as otherwise stated), and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking statement and information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

All of the forward-looking statements and information contained in this Prospectus and in the documents incorporated herein by reference are expressly qualified by the foregoing cautionary statements. Prospective purchasers should read this entire Prospectus and any applicable Prospectus Supplement and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the Securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the Business Corporations Act (British Columbia) (the "BCBCA"). Some of our directors and officers reside principally in Canada, and a substantial portion of our assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

We filed with the SEC, concurrently with our Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Cogency Global Inc., with an address at 122 East 42nd Street, 18th Floor, New York, New York 10168, USA, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

We express all amounts in this Prospectus in Canadian dollars, except where otherwise indicated. References to "$" and "C$" are to Canadian dollars and references to "US$" are to U.S. dollars. On December 8, 2025, the Bank of Canada rate of exchange was C$1.00 = US$0.7227 or US$1.00 = C$1.3837.

WHERE YOU CAN FIND MORE INFORMATION

Aduro files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, Aduro is exempt from the rules under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") prescribing the furnishing and content of proxy statements, and Aduro's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Aduro's reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services. Aduro's Canadian filings are available on SEDAR+ at www.sedarplus.ca.

Aduro has filed with the SEC under the U.S. Securities Act of 1933, as amended the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC's website at www.sec.gov.

TRADEMARKS AND TRADE NAMES

This Prospectus includes certain trademarks, such as "Hydrochemolytic", which are protected under applicable intellectual property laws and are our property. Solely for convenience, our trademarks and trade names referred to in this Prospectus may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names.

ADURO CLEAN TECHNOLOGIES INC.

Aduro is an early-stage, Ontario-based clean technology company. We have developed a highly flexible and adaptable chemical recycling platform, our Hydrochemolytic™ Technology platform, featuring three unique technologies: Hydrochemolytic™ Plastics Upcycling, Hydrochemolytic™ Bitumen Upgrading, and Hydrochemolytic™ Renewables Upgrading. We currently direct our Hydrochemolytic™ Technology ("HCT") platform toward these three principal application areas. Our technology transforms lower-value feedstocks into useful, higher-value chemical feedstocks and fuels, and is protected by our ten patents (seven granted and three pending). A key strength of our approach is technology versatility that may confer both economic and operational flexibility to minimize implementation risks and costs and maximize implementation speed while adapting to a given customer's specific needs.

Our future business model is based principally on licensing, royalties, and research and development. However, we are still investigating different business models that may be a better fit to our operations. Monetization of the Aduro Clean Technologies platform through a licensing model reduces our need for capital while enabling a pathway to commercialization that our management believes is relatively straightforward, timely, and capital efficient.

We are developing commercial partnerships by means of demonstration projects. Management believes this strategy has been demonstrated to be very effective for building a pipeline of customer interests and agreements. Among the intended business benefits are developing long-term customer and partner relationships, a better understanding of geographical territories behaviors and characteristics and the potential impact of the technology from an environmental, social, and governance criteria. Although our technology can be implemented in stand-alone operations, management currently believes its greatest economic relevance and impact are achieved through integration into existing thermal operation infrastructure; however, this may change as the waste plastic recycling market is relatively young and continues to evolve under changing global regulatory frameworks. To support this objective, we are developing the Next Generation Process ("NGP") Pilot Plant, a demonstration-scale facility, and, if appropriate and validated, future commercial sites. These facilities are designed to validate our HCT at increasing scales, generate performance data, and provide tangible proof of commercial readiness. This approach is intended to enhance confidence among potential licensees and partners. While we continue to investigate different business models, including direct operation and joint ventures, our primary focus remains on enabling licensing opportunities through successful demonstration of our technology.

We have developed our technology platform to address different applications and market sectors. We are currently in the stage of scaling up our technology to a commercial process for our plastic and bitumen applications but do not have a definitive timeline for scaling up our technology to a commercial process for our plastic and bitumen applications. In the meantime, we are continuing to engage with prospective customers through technology evaluation projects to guide ongoing development. Recently, we have completed site preparation for the NGP Pilot Plant, received all main systems onsite, and commenced commissioning. Current activities taking place at the NGP Pilot Plant include sequential testing, subsystem verification, wet runs, and process tuning that is expected to run until mid-December 2025, including final preparations for integrated operation. Although we have already significantly progressed the design and construction of the NGP Pilot Plant, the commissioning and initial test runs have not yet been completed and remain as critical steps in our scale-up process. The data generated from the NGP Pilot Plant after its complete commissioning is critical to determine the respective specifications for the next demonstration plant scale and will provide necessary inputs for a life cycle assessment to assess and quantify the environmental performance of the HCT at a pilot scale. Trials of the NGP Pilot Plant are expected to commence in the first quarter of 2026. In addition to the advancement of the NGP Pilot Plant, we have also made advancements towards the demonstration plant. We have completed the basic design of the demonstration plant, selected its engineering partners and vendors, and made decisions regarding the type of site for the demonstration plant and the potential locations for the site. Work is expected to commence on the demonstration plant in early 2026 and commissioning of the demonstration plant is anticipated for the first half of 2027. Trials of the demonstration plant will occur in 2027, following the commissioning of the demonstration plant. These milestones reflect our ongoing progress toward commercial deployment of our technology.

We face a number of challenges in our industry given that we are a new and different concept from the existing approaches in our industry and our technology is not yet tested in a commercial setting. We also face many of the common challenges in upscaling of chemical processes, including challenges related to mass- and heat transfer, and equipment design. Some particular challenges include the handling of solid or semi-solid feedstock (plastic waste, bitumen), and the high degree of contamination (especially in waste plastic). In addition, our industry has a significant amount of unsettled regulation and many different approaches and strategies, as well as competition from an oversupply of low-cost, oil-derived virgin plastic.

While we have been successful with these engagements for the evaluation of our technology so far, and we are currently in discussions with a number of prospective customers and potential partners for possible collaboration, we currently do not have any definitive partnership agreements in place.

Our HCT platform is designed for advanced chemical recycling of plastic waste and partial upgrading of heavy crude oils (bitumen) among other applications. While the current commercialization milestones and timelines disclosed in the Prospectus focus on the plastics applications, we continue to evaluate and develop the HCT process for the bitumen application. This work includes ongoing research and development activities, technology evaluation, and engagement with prospective partners in the oil and petrochemical sectors.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:

• the names of the selling securityholders;

• the number or amount of Securities owned, controlled or directed by each selling securityholder;

• the number or amount of Securities being distributed for the account of each selling securityholder;

• the number or amount of Securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

• whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

• all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. The Company will not receive any proceeds from any sales of Securities offered by a selling securityholder.

The Company has generated negative cash flows from operating activities of $(8,983,851) for the year ended May 31, 2025, and $(2,604,622) for the three-month period ended August 31, 2025. The Company anticipates that it may continue to experience negative cash flows from operating activities in future periods.

The net proceeds from any offering of securities under this base shelf prospectus may be used, in part, to fund anticipated negative cash flows from operating activities in future periods. The extent to which proceeds will be used for this purpose will depend on the Company's operating results and business needs at the time of each offering.

See "Risk Factors" in the Annual Information Form incorporated by reference herein.

The following table sets out the variances between the intended use of proceeds as disclosed in the Prospectus Supplement dated June 9, 2025, and the actual use of such proceeds:

Category	Intended Use of Proceeds (as disclosed in Prospectus Supplement dated June 9, 2025)	Actual Use of Proceeds	Variance / Explanation
Construction of Demonstration-Scale Plant	US$5,000,000	US$250,000	US$4,750,000 The cost associated with the demonstration plant are expected to be incurred in early 2026.
Ongoing Research & Development Costs	US$1,414,234	US$0	US$1,414,234 Utilized existing cash resources
General and Administrative & Working Capital	US$1,025,772	US$1,071,429	(US$45,657)
Total	US$7,440,006	US$1,321,429	US$6,118,577

The variance of approximately US$1.4 million with respect to research and development costs when compared to the Prospectus Supplement dated June 9, 2025 is because none of the proceeds from the June 9, 2025 offering were applied to research and development activities. These expenditures were funded from the Company's existing cash resources rather than the offering proceeds because the Company had sufficient cash resources at that time. As a result, the research and development budget disclosed in the Prospectus Supplement dated June 9, 2025 was not utilized for its originally intended purpose. The unused research and development allocation will not be repurposed for other objectives. Instead, the funds were applied to other categories disclosed in the Prospectus Supplement dated June 9, 2025, including working capital and general corporate purposes, consistent with the Company's operational needs at the time.

Notes:

• The above figures are in U.S. dollars and reflect the net proceeds after underwriting discounts/commissions but before deducting offering expenses.

• The "Construction of Demonstration-Scale Plant" relates to the development of Aduro's demonstration-scale Hydrochemolytic Technology plant, as described in the Prospectus Supplement dated June 9, 2025.

• "Ongoing Research & Development Costs" supports engineering, process optimization, and testing activities.

• "General and Administrative & Working Capital" covers corporate overhead and liquidity needs.

Research & Development Activities

The Company anticipates that more than 10% of the net proceeds from an offering made pursuant to this Prospectus may be allocated to research and development (R&D) activities. This allocation reflects the Company's commitment to advancing its proprietary technologies and supporting innovation initiatives.

The actual allocation of funds to R&D may vary depending on existing cash resources, operational priorities, market conditions, and the progress of ongoing projects. Any material changes will be disclosed in the applicable prospectus supplement and/or in accordance with applicable securities laws.

The Company does not anticipate that any proceeds from this Prospectus will be used to advance the 2025 milestones referenced in the Company's Management Discussion & Analysis for the year ended May 31, 2025. These milestones, including commissioning the NGP Pilot Plant, completing the design of the commercial demonstration unit, progressing technology evaluation projects, expanding customer and industry partner engagement, and building the patent and intellectual property portfolio, are expected to be achieved within the next few months with existing cash on hand.

The Company anticipates that the proceeds from this Prospectus will be used for the same purposes as those raised through the Prospectus Supplement dated June 9, 2025 and the Company's U.S. initial public offering, as follows: ongoing research and development, expenditures related to the demonstration-scale plant, and general corporate purposes and working capital.

Planned Milestones - Next 12 to 24 Months

The following table summarizes the Issuer's planned milestones over the next 12 to 24 months to complete its current business objectives, including estimated costs, amounts incurred to date, timing, and key considerations. Updates on the milestones will be disclosed in the Company's subsequent annual and interim Management Discussion and Analysis filings, as applicable. For additional information regarding the milestones described below, see the "Aduro Clean Technologies Inc." section of this Prospectus.

Milestone	Estimated Cost Range	Amount Incurred to Date	Expected Timing	Key Considerations
Commissioning NGP Pilot Plant (design, construction, commissioning, initial test runs)	$4,100,000 - $4,200,000	$4,000,000	Construction and commissioning expected Q4-2025	No material regulatory barriers; standard permitting and safety certifications obtained.
Preliminary design of commercial Demonstration Plant	$250,000 - $500,000	$200,000	Design completion expected within 12 months	Standard engineering design; no significant regulatory barriers.
Final design, site selection, equipment ordering, and Commissioning of Demonstration Plant	To be determined	To be determined	Site shortlist by end of 2025; final selection early 2026; commissioning targeted for 2027	Dependent on site selection, equipment, operational data, and regulatory approvals based on location.
Progress ongoing technology evaluation projects (Customer Engagement Programs)	Part of ongoing R&D costs; no direct estimate	$Nil	Ongoing; timelines vary by organization	Customization based on feedback; no material regulatory barriers.
Accelerate and expand customer and industry partner engagement	$250,000 - $500,000	$Nil	Next 12-24 months	Barriers include establishing new partnerships and increasing marketing efforts.
Build patent and Intellectual Property portfolio	$400,000 - $500,000	$100,000	Ongoing over next 12-24 months	Barriers include filing new patent applications and maintaining existing patents.

Note: If the Company proceeds with a near-term draw-down on the Prospectus, the Company may decide to scale up the amount of money spent on the existing milestones or utilize the funds for other business objectives, and will set out such use of proceeds in any applicable prospectus supplement along with any other required information.

The total cost for the NGP Pilot Plant is approximately $4.1M, and all major costs have been incurred by the Company to date. These costs were funded using cash on hand and not from the proceeds of the Prospectus Supplement dated June 9, 2025. Costs for the Demonstration Plant and commercial scaleup remain subject to significant uncertainty and will depend on future design, site selection, and operational data. Any outstanding or future costs will be funded from available cash resources or future financings as appropriate. Further, disclosure of use of proceeds in any future prospectus supplement will specify the anticipated costs known or determinable at the time of filing.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY

Our authorized share capital consists of (i) an unlimited number of Common Shares without par value of which 31,413,698 were issued and outstanding as of November 25, 2025, and (ii) an unlimited number of Preferred Shares without par value of which nil shares were issued and outstanding as of November 25, 2025.

Common Shares

Holders of our Common Shares are entitled to vote at all meetings of our shareholders. Under our Articles, the quorum for the transaction of business at a meeting of our shareholders is one or more persons, present in person or by proxy. If the vote occurs by a show of hands, every shareholder and proxyholder present at the meeting and entitled to vote at the meeting has one vote. If the vote occurs by a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and that vote may be exercised either in person or by proxy. Holders of Common Shares also have the right to receive any dividend declared by our board of directors (the "Board") on a pro rata basis and to receive the remaining property of our Company upon dissolution on a pro rata basis. None of our Common Shares are subject to any call or assessment nor pre-emptive or conversion rights. There are no provisions attached to our Common Shares for redemption, purchase for cancellation, surrender or sinking or purchase funds.

Preferred Shares

Our Preferred Shares may include one or more series and, subject to the BCBCA, the directors of our Company may, by resolution, if none of the shares of that particular series are issued, alter the articles of our Company (the "Articles") and authorize the alteration of the notice of articles of our Company, as the case may be, to do one or more of the following:

• determine the maximum number of shares of that series that our Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

• create an identifying name for the shares of that series, or alter any such identifying name; and

• attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

Dividends

Our Company has no dividend restriction; however, we have not declared any dividends since our inception and do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Any future payment of dividends or distributions will be determined by our Board on the basis of our earnings, financial requirements and other relevant factors.

DESCRIPTION OF DEBT SECURITIES

The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Warrants, Share Purchase Contracts, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for the applicable series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into will be filed with the SEC and the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

• the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

• the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

• the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

• the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

• the covenants applicable to the Debt Securities;

• the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

• whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

• whether the Debt Securities will be issuable in the form of registered global securities, and, if so, the identity of the depositary for such registered global securities;

• any material risk factors relating to such Debt Securities and the Securities to be issued upon any conversion of the Debt Securities;

• the denominations in which registered Debt Securities will be issuable;

• each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

• if other than U.S. dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

• material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;

• any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

• any other terms of the Debt Securities which apply solely to the Debt Securities.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF WARRANTS

The Company may issue Warrants, separately or together, with Common Shares, Preferred Shares, Debt Securities, Share Purchase Contracts, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate Warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

• the number of Warrants offered;

• the price or prices, if any, at which the Warrants will be issued;

• the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

• upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

• the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

• if applicable, the identity of the Warrant agent;

• whether the Warrants will be listed on any securities exchange;

• whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

• any minimum or maximum subscription amount;

• whether the Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

• any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants;

• material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Warrants and the Securities to be issued upon exchange of the Warrants; and

• any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

The Company may issue share purchase contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of Equity Securities, at a future date or dates, or similar contracts issued on a "prepaid" basis (in each case, "Share Purchase Contracts"). The price per Equity Security and the number of Equity Securities may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may be issued separately or as part of Units, and may or may not serve as collateral for a holder's obligations. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require the Company to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.

The specific terms and provisions that will apply to any Share Purchase Contracts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts. This description will include, where applicable:

• whether the Share Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, Equity Securities and the nature and amount of those Equity Securities, or the method of determining those amounts;

• whether the Share Purchase Contracts are to be prepaid or not or paid in installments;

• any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied;

• whether the Share Purchase Contracts are to be settled by delivery, or by reference or linkage to the value or performance of Equity Securities;

• any acceleration, cancellation, termination or other provisions relating to the settlement of the Share Purchase Contracts;

• the date or dates on which the sale or purchase must be made, if any;

• whether such Share Purchase Contracts will be listed on any securities exchange;

• whether the Share Purchase Contracts will be issued in fully registered or global form;

• any material risk factors relating to such Share Purchase Contracts and the Equity Securities to be issued pursuant to the Share Purchase Contracts;

• any rights, privileges, restrictions and conditions attaching to the Share Purchase Contracts;

• material Canadian federal income tax consequences and U.S. federal income tax consequences applicable to the holders of the Share Purchase Contracts; and

• any other material terms or conditions of the Share Purchase Contracts.

The terms and provisions of any Share Purchase Contracts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, separately or together, with Common Shares, Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts or Units or any combination thereof, as the case may be. The Subscription Receipts would be issued under an agreement or indenture. The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

• the number of Subscription Receipts offered;

• the price or prices, if any, at which the Subscription Receipts will be issued;

• the manner of determining the offering price(s);

• the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

• the Securities into which the Subscription Receipts may be exchanged;

• conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

• the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount, denominations and terms of the series of Debt Securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of Securities may be subject to adjustment;

• the dates or periods during which the Subscription Receipts may be exchanged;

• the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

• provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

• if applicable, the identity of the Subscription Receipt agent;

• whether the Subscription Receipts will be listed on any securities exchange;

• whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

• any minimum or maximum subscription amount;

• whether the Subscription Receipts are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

• material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

• any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

• any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

The Company may issue Units, separately or together, with Common Shares, Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

• the number of Units offered;

• the price or prices, if any, at which the Units will be issued;

• the manner of determining the offering price(s);

• the currency at which the Units will be offered;

• the Securities comprising the Units;

• whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

• any minimum or maximum subscription amount;

• whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Units or the Securities comprising the Units;

• material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Securities comprising the Units;

• any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

• any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company since the date of the Company's most recently filed financial statements, including, as required, any material change, and the effect of such material change, that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Prior sales of our Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Trading price and volume of our Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.

PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents' commissions, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a "best efforts" basis for the period of its appointment.

We and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in and subject to limitations imposed by applicable securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, subject to applicable securities laws, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares, that is not a secondary offering will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS

The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the risk factors described under the heading "Risk Factors" in our AIF. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the risk factors described in the documents incorporated by reference herein and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure you that we will successfully address any or all of these risks.

The Company's common shares have experienced, and may continue to experience, significant price volatility. Factors unrelated to the Company's operating performance, such as investor sentiment, market conditions, and activities of investor relations (IR) or stock promotion providers, may also contribute to rapid and substantial increases or decreases in the stock price. Engagements with IR or stock promotion providers, even for limited or relationship-testing purposes, may increase visibility and trading activity, which could result in higher volatility. There is a risk that promotional activities, if not properly disclosed or managed, could lead to increased volatility or regulatory scrutiny. Investors should be aware that the Company's stock price may fluctuate for reasons unrelated to its financial condition or results of operations.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, the issue and sale of the Securities will be passed upon on our behalf by Cozen O'Connor LLP as to legal matters relating to Canadian law and U.S. law. No counsel named in this prospectus owns an amount of shares in our Company or its subsidiaries which is material to that counsel, or has a material, direct or indirect economic interest in our Company.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Our current auditors are De Visser Gray LLP, independent registered public accounting firm, with a business address at 401 - 905 West Pender Street, Vancouver, British Columbia V6C 1L6, Canada. De Visser Gray LLP is registered with both the Canadian Public Accountability Board and the U.S. Public Company Accounting Oversight Board.

The transfer agent and registrar of our Common Shares is Computershare Investor Services Inc., of 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) powers of attorney from our directors and officers, as applicable; and (iii) the consent of De Visser Gray LLP. A copy of the form of indenture relating to the Debt Securities, warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus, prospectus supplement and any amendment relating to the securities purchased by the purchaser, or in the case of a non-fixed price offering, this right may only be exercised within two business days after receipt or deemed receipt of a prospectus, prospectus supplement and any amendment relating to the securities purchased by the purchaser, irrespective of the determination at a later date of the purchase price of the securities distributed. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus, prospectus supplement and any amendment relating to the securities purchased by the purchaser contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal advisor.

In an offering of warrants, or other convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages under Canadian securities laws for a misrepresentation contained in the prospectus, prospectus supplement or any amendment relating to the securities purchased by the purchaser is limited, in certain provincial securities legislation, to the price at which the warrants, or other convertible, exchangeable or exercisable securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

Original purchasers of convertible, exchangeable, or exercisable securities (including securities obtained upon an exchange of debt securities, securities obtained upon exercises of warrants, securities obtained from subscription receipts, and securities obtained from share purchase contracts), will have a contractual right of rescission against the Company in respect of the exercise of such convertible, exchangeable, or exercisable securities. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the convertible, exchangeable, or exercisable security, as applicable, the total of the amount paid on original purchase of the convertible, exchangeable, or exercisable security, as applicable and the amount paid upon exercise, in the event that this Prospectus, the applicable prospectus supplement or any amendment contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable, or exercisable security under this Prospectus and the relevant prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable, or exercisable security under this Prospectus and the relevant prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

Certain of the Company's directors, namely W. Marcus Trygstad, James E. Scott, and Marie Grönborg reside outside of Canada. Each of these directors has appointed Aduro Clean Technologies Inc., 542 Newbold St., London, Ontario N6E 2S5, Canada, as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Division 5 of Part 5 of the BCBCA provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An "eligible party" means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An "eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

• if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

• if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

• if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

• in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

The Registrant's articles provide that the Registrant's directors must cause the Registrant to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the BCBCA and each director is deemed to have contracted with the Registrant on this term.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

EXHIBITS

Exhibit Number	Description

4.1	the annual information form dated August 27, 2025 for the fiscal year ended May 31, 2025 (incorporated by reference to Exhibit 99.1 of the Annual Report on Form 40-F filed on August 27, 2025)
4.2	the audited annual consolidated financial statements for the years ended May 31, 2025 and 2024, together with the auditor's report thereon and the notes thereto (incorporated by reference to Exhibit 99.2 of the Annual Report on Form 40-F filed on August 27, 2025)
4.3	the management discussion and analysis for the year ended May 31, 2025 (incorporated by reference to Exhibit 99.3 of the Annual Report on Form 40-F filed on August 27, 2025)
4.5	the unaudited interim condensed consolidated financial statements for the three months ended August 31, 2025 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 6-K filed on October 16, 2025)
4.6	the management discussion and analysis for the three months ended August 31, 2025 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 6-K filed on October 16, 2025)
4.9	the material change report dated June 9, 2025 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 6-K filed on June 11, 2025)
4.10	the material change report dated June 11, 2025 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 6-K filed on June 11, 2025)
4.11	the material change report dated June 20, 2025 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 6-K filed on June 20, 2025)
4.12	the material change report dated July 3, 2025 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 6-K filed on July 7, 2025)
4.13	the material change report dated August 29, 2025 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 6-K filed on November 25, 2025)
4.14	the material change report dated September 4, 2025 (incorporated by reference to Exhibit 99.4 of the Current Report on Form 6-K filed on November 25, 2025)
4.15	the material change report dated November 4, 2025 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 6-K filed on November 10, 2025)
4.16	the notice of annual general meeting of shareholders and information circular dated September 17, 2025 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 6-K filed on September 22, 2025)
5.1*	Consent of De Visser Gray LLP
6.1*	Power of Attorney (included on the signature page of this registration statement)
107*	Calculation of Filing Fee Table

* Filed herewith.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Province of Ontario, Canada, on this 9th day of December, 2025.

ADURO CLEAN TECHNOLOGIES INC.

By:	/s/ Ofer Vicus
	Name:	Ofer Vicus
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ofer Vicus as the individual's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ofer Vicus
Ofer Vicus
Chief Executive Officer and Director

(Principal Executive Officer)

Date: December 9, 2025

/s/ Mena Beshay
Mena Beshay
Chief Financial Officer

(Principal Financial Officer and Principal
Accounting Officer)

Date: December 9, 2025

/s/ Peter Kampian
Peter Kampian
Director

Date: December 9, 2025

/s/ James E. Scott
James E. Scott
Director

Date: December 9, 2025

/s/ Marie Grönborg
Marie Grönborg
Director

Date: December 9, 2025

/s W. Marcus Trygstad
W. Marcus Trygstad
Authorized Representative in the United States and Director

Date: December 9, 2025